SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  January 14, 2000


                          McMoRan Exploration Co.
           (Exact name of registrant as specified in its charter)



        Delaware                001-07791              72-1424200
    (State or other         (Commission File         (IRS Employer
    jurisdiction of              Number)             Identification
    incorporation or                                    Number)
     organization)



                            1615 Poydras Street
                        New Orleans, Louisiana 70112
                  (Address of principal executive offices)

                               (504) 582-4000
            (Registrant's telephone number, including area code)



Item 2.  Acquisition or Disposition of Assets

	On January 14, 2000, our wholly owned subsidiary, McMoRan Oil & Gas LLC, acquired from Shell Offshore Inc. 56 exploratory leases containing approximately 260,000 gross acres located primarily in the Louisiana offshore Gulf of Mexico area for a purchase price of $37.7 million. Shell's ownership interest in the acquired leases ranged from 25 to 100 percent. Shell retained an overriding royalty interest in the properties. Our acquisition of four of the leases is subject to a third party's preferential rights to acquire such leases and, as a result, $2.6 million of the purchase price has been escrowed pending resolution of these preferential rights.

	We funded the purchase price through (1) the credit facility of McMoRan Oil & Gas LLC with a bank group led by Chase Bank of Texas, National Association, and (2) the credit facility of Freeport-McMoRan Sulphur LLC, a wholly owned subsidiary, with a bank group led by The Chase Manhattan Bank and Hibernia National Bank.

	On January 18, 2000, we issued a press release, which is listed under
Item 7 as Exhibit 99.1 and incorporated by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit 99.1  Press Release issued by McMoRan Exploration Co. on January 18,
              2000.


                               Signatures

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  McMoRan Exploration Co.


                                  By: /s/ C.Donald Whitmire, Jr.
                                     ---------------------------
                                        C. Donald Whitmire, Jr.
                                      Vice President & Controller -
                                         Financial Reporting
                                        (Authorized signatory)


Date:  January 20, 2000